Exhibit 99.1

BJ’s Restaurants, Inc. Announces Date for Third Quarter 2009 Earnings Release and Conference Call

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--October 14, 2009--BJ's Restaurants, Inc. (NASDAQ: BJRI) today announced that it will release its third quarter 2009 results after the market closes on Thursday, October 22, 2009. The Company will host an investor conference call at 2:00 p.m. (Pacific) that same day. The conference call will be broadcast live over the Internet. To listen to the conference call, please visit the “Investors” page of the Company's website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

BJ's Restaurants, Inc. currently owns and operates 88 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (46), Texas (15), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These “forward-looking statements” involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 46 of our current 88 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, (714) 500-2400